Exhibit 99.1

CMS Posts Proposed Medicare DMEPOS Fee Schedule Rate for the MyoPro® for Review at the Upcoming HCPCS Public Meeting

Public Meeting Scheduled for November 29, 2023

BOSTON (November 6, 2023) – Myomo, Inc. (NYSE American: MYO) (“Myomo” or the “Company”), a wearable medical robotics company that offers increased functionality for those suffering from neurological disorders and upper-limb paralysis, today announced that the Centers for Medicare & Medicaid Services (CMS) posted a proposed Medicare Durable Medical Equipment, Prosthetics, Orthotics, and Supplies (DMEPOS) fee schedule payment rate for the MyoPro® to be discussed at CMS’ bi-annual Healthcare Common Procedure Coding System (HCPCS) Public Meeting, scheduled for November 29, 2023.

CMS has proposed fee schedule rates for the two HCPCS codes describing the MyoPro, L8701, which is our Motion W device, and L8702, which is our Motion G device, of $31,745.42 and $62,457.28, respectively. On November 1, 2023, CMS published its final rule that classifies the MyoPro as a brace and will enable reimbursement on a lump sum basis once the rule becomes effective on January 1, 2024.

“We’re pleased to see the process moving forward to determine a national fee schedule rate from CMS for the MyoPro,” stated Paul R. Gudonis, Myomo’s Chairman and CEO. “This is an important milestone for the Company and an important step in facilitating access to the MyoPro for qualified Medicare Part B beneficiaries with long-term muscular weakness or partial paralysis.”

The preliminary payment determinations published by CMS for discussion at the public meeting are only proposed fee schedule rates. The Company cannot provide any assurance that these rates will be finalized and published in their current amounts, or at all.

About Myomo

Myomo, Inc. is a wearable medical robotics company that offers improved arm and hand function for those suffering from neurological disorders and upper-limb paralysis. Myomo develops and markets the MyoPro product line. MyoPro is a powered upper-limb orthosis designed to support the arm and restore function to the weakened or paralyzed arms of certain patients suffering from CVA stroke, brachial plexus injury, traumatic brain or spinal cord injury, ALS or other neuromuscular disease or injury. It is currently the only marketed device that, sensing a patient’s own EMG signals through non-invasive sensors on the arm, can restore an individual’s ability to perform activities of daily living, including feeding themselves, carrying objects and doing household tasks. Many are able to return to work, live independently and reduce their cost of care. Myomo is headquartered in Boston, Massachusetts, with sales and clinical professionals across the U.S. and representatives internationally. For more information, please visit www.myomo.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s future business expectations, including expectations for the fees published by CMS for the MyoPro which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors.

These factors include, among other things:

• We have a history of operating losses and our financial statements for the period ended June 30, 2023 include disclosures regarding there being substantial doubt about our ability to continue as a going concern;

• our ability to obtain sufficient reimbursement from third-party payers for our products, including CMS for Medicare Part B patients;

• our revenue concentration with a particular insurance payer as a result of focusing our efforts on patients with insurers who have previously reimbursed for the MyoPro;

• our ability to continue normal operations and patient interactions without supply chain disruption in order to deliver and fit our custom-fabricated device;

• our marketing and commercialization efforts;

• our dependence upon external sources for the financing of our operations, to the extent that we do not achieve or maintain cash flow breakeven;

• our ability to effectively execute our business plan and scale up our operations;

• our expectations as to our product development programs, and;

• general market, economic, environmental and social factors that may affect the evaluation, fitting, delivery and sale of our products to patients.

More information about these and other factors that potentially could affect our financial results is included in Myomo’s filings with the Securities and Exchange Commission, including those contained in the risk factors section of the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Although the forward-looking statements in this release of financial information are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material or adverse. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contacts:

For Myomo:

ir@myomo.com

Investor Relations:

Kim Sutton Golodetz

LHA Investor Relations

kgolodetz@lhai.com

212-838-3777

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